                                                                     Exhibit 2.2

                              CERTIFICATE OF MERGER

                                       OF

                            RELAND ACQUISITION, INC.
                             A DELAWARE CORPORATION

                                  WITH AND INTO

                               RELATIONSERVE, INC.
                             A DELAWARE CORPORATION

                   (PURSUANT TO TITLE 8, SECTION 251(C) OF THE
                        DELAWARE GENERAL CORPORATION LAW)

            The  undersigned  corporation,  organized and existing  under and by virtue of the  General  Corporation  Law of the State of  Delaware,  does hereby certify:

            FIRST: Reland Acquisition,  Inc. is being merged into Relationserve,
Inc. and the name of the surviving corporation is Relationserve, Inc.

            SECOND:  That an agreement of merger and plan of reorganization (the
"Merger  Agreement"),  whereby Reland Acquisition,  Inc. is merged with and into
Relationserve,  Inc.,  has  been  approved,  adopted,  certified,  executed  and acknowledged  by each of the  constituent  corporations  in accordance  with the requirements  of Title 8, Section 251(c) of the General  Corporation  Law of the
State of Delaware.

            THIRD: That the Certificate of Incorporation of Relationserve,  Inc.
shall be the Certificate of Incorporation of the surviving corporation.

            FOURTH: That the merger is to become effective upon filing.

            FIFTH:  That  the  executed  Merger  Agreement  is on  file  at  the principal place of business of the surviving  corporation  located at c/o Olshan
Grundman Frome Rosenzweig & Wolosky LLP, 65 East 55th Street, New York, New York
10022.

            SIXTH:  That a copy of the Merger Agreement will be furnished by the surviving  corporation,  on request and without cost, to any  stockholder of any constituent corporation.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 10th day of June, 2005.

                                                  RELATIONSERVE, INC.

                                                  By: /s/ Danielle Karp
                                                      --------------------------
                                                  Name:  Danielle Karp
                                                  Title: President

                                                  RELAND ACQUISITION, INC.

                                                  By: /s/ Scott Young
                                                      --------------------------
                                                  Name:  Scott Young
                                                  Title: President